    As filed with the Securities and Exchange Commission on March 14, 1996

                                          Registration Statement No. 33-64131
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                              AMENDMENT NO. 5

                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                    FRANKLIN SELECT REAL ESTATE INCOME FUND
             (Exact name of registrant as specified in its charter)

           California                              6512                       94-3095938
  (State or other jurisdiction         (Primary Standard Industrial        (I.R.S. Employer
of incorporation or organization)      Classification Code Number)        Identification No.)

          777 Mariners Island Boulevard                                       DAVID P. GOSS, ESQ.
        San Mateo, California  94403-7777                           Franklin Select Real Estate Income Fund
                (415) 312-3000                                           777 Mariners Island Boulevard
(Address, including zip code, and telephone number,                    San Mateo, California  94403-7777
    including area code, of agent for service)                                  (415) 312-3000
                                                            (Name, address, including zip code, and telephone number,
                                                                   including area code, of agent for service)

                                   Copies to:

                            DAVID J. ROMANSKI, ESQ.
                              Steinhart & Falconer
                         333 Market Street, Suite 3200
                        San Francisco, California  94105

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered in connection with the formation of a holding company, check the following box. / /

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /x/

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                            Proposed Maximum       Proposed Maximum         Amount of
         Title of Each Class of          Amount to be        Offering Price       Aggregate Offering       Registration
      Securities to be Registered         Registered          Per Share(1)             Price(1)               Fee(2)
    -------------------------------      ------------       ----------------      ------------------       ------------
    Shares of Series A Common Stock       8,800,000                (2)               $42,195,652             $14,550

================================================================================
    (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933 on the basis of the market value of the securities to be exchanged.
    (2) This Registration Statement relates to the proposed merger of Franklin Real Estate Income Fund ("FREIF") and/or Franklin
            Advantage Real Estate Income Fund ("Advantage") into Franklin
            Select Real Estate Income Fund. At the merger, there will be a maximum of 3,999,514 shares of Series A Common Stock of FREIF outstanding, and a maximum of 3,013,713 shares of Series
            A Common Stock of Advantage outstanding. The average of the high and low prices of such securities reported on the American Stock Exchange on November 7, 1995 were $5.44 and
            $5.31, respectively.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                    FRANKLIN SELECT REAL ESTATE INCOME FUND

              Cross Reference Sheet Showing Location in Prospectus
                      of Information Required by Form S-4


            Registration Statement Item                            Location in Prospectus
            ---------------------------                            ----------------------
A.       Information About the Transaction

         1.      Forepart of Registration                    Front Cover Page
                 Statement and Outside Front Cover
                 Page of Prospectus

         2.      Inside Front and Outside Back               Inside Front and Outside Back Cover
                 Cover Pages of Prospectus                   Pages

         3.      Risk Factors, Ratio of Earnings             Summary; Risk Factors;
                 to Fixed Charges and Other                  Selected Financial Information of
                 Information                                 the Company, FREIF and Advantage;
                                                             Pro Forma Financial Statements

         4.      Terms of the Transaction                    Summary; Terms of the Merger;
                                                             Voting Procedure; Rights of
                                                             Dissenting Shareholders; Comparative
                                                             Information; Description
                                                             of Capital Stock; Income Tax
                                                             Considerations; Appendix A, D and E

         5.      Pro Forma Financial Information             Summary; Pro Forma Financial Statements;
                                                             Selected Financial Information of
                                                             the Company; The Company's Management
                                                             Discussion and Analysis of Financial
                                                             Condition and Results of Operations

         6.      Material Contacts with the                  Summary; Investment Considerations;
                 Company Being Acquired                      Terms of the Merger

         7.      Additional Information Required                              *
                 for Reoffering by Persons and
                 Parties Deemed to be Underwriters

         8.      Interests of Named Experts and              Legal Opinions; Experts
                 Counsel

         9.      Disclosure of Commission Position           Part II
                 on Indemnification for Securities
                 Act Liabilities

B.       Information About the Registrant

         10.     Information with Respect to S-3                              *
                 Registrants

--------------------------
*  Omitted as inapplicable

         11.     Incorporation of Certain                                     *
                 Information By Reference

         12.     Information with Respect to S-2                              *
                 or S-3 Registrants

         13.     Incorporation of Certain                                     *
                 Information By Reference

         14.     Information with Respect to                 The Company; Policies of the
                 Registrants Other than S-2 or S-3           Company With Respect to Certain
                 Registrants                                 Activities; Description of Real
                                                             Properties; Summary; Financial
                                                             Information of the Company and the
                                                             Funds; Pro Forma Financial Statements;
                                                             Selected Financial Information of
                                                             the Company; Market Price,
                                                             Distributions and Holders of the
                                                             Company's and the Funds'
                                                             Securities; The Company's
                                                             Management's Discussion and
                                                             Analysis of the Financial Condition
                                                             and Results of Operations

C.       Information About the Company Being
         Acquired

         15.     Information with Respect to S-3                              *
                 Companies

         16.     Information with Respect to S-2                              *
                 or S-3 Companies

         17.     Information with Respect to                 The Funds; Description of Real
                 Companies Other than S-2 or S-3             Properties; Investment Policies
                 Companies                                   and Activities of the Funds;
                                                             Market Price, Distributions and Holders
                                                             of the Company's and the Funds'
                                                             Securities; Summary; Selected
                                                             Financial Information of FREIF;
                                                             FREIF's Management's Discussion
                                                             and Analysis of Financial Condition
                                                             and Results of Operations; Selected
                                                             Financial Information of Advantage;
                                                             Advantage's Management's Discussion
                                                             and Analysis of Financial Condition
                                                             and Results of Operations; Financial
                                                             Information of the Company and the
                                                             Funds

 -------------------------
*  Omitted as inapplicable

D.       Voting and Management Information

         18.     Information if Proxies, Consents            Notice of Special Meetings; Front
                 or Authorizations are to be                 Cover Page; Voting Procedure; Rights
                 Solicited                                   of Dissenting Shareholders; Risk Factors;
                                                             Terms of the Merger; Security Ownership
                                                             of Certain Beneficial Owners and Management
                                                             of the Company and the Funds;
                                                             Compensation of the Company, the
                                                             Advisor and Continental; Comparative
                                                             Information; Management of the
                                                             Company, the Advisor and
                                                             Continental

         19.     Information if Proxies, Consents                             *
                 or Authorizations are not to be
                 Solicited or in an Exchange Offer


--------------------------
*  Omitted as inapplicable

                                    PART II


--------------------------------------------------------------------------------
                     INFORMATION NOT REQUIRED IN PROSPECTUS
--------------------------------------------------------------------------------


Item 20.         Indemnification of Directors and Officers

         Under its Articles of Incorporation, as amended, the Company has eliminated the personal liability of a director to the Company and its Shareholders to the fullest extent permitted under California law. In effect, a director will not be held liable for damages to the Company or its Shareholders for mere negligence or lack of due care in carrying out his fiduciary duties as a director. A director would, however, still be liable if he acted in bad faith or in reckless disregard of his duties. This limitation of liability does not affect the availability to the Shareholders of injunctive relief or other equitable remedies for any violation of a director's duties to the Company or its Shareholders, although such equitable remedies may not be an effective remedy in all circumstances. The Company believes that such limitations of liability are essential to attract and retain qualified individuals to serve as directors of the Company.

         Under its Articles of Incorporation, as amended, and its Bylaws and pursuant to indemnification agreements, the Company will also indemnify, to the fullest extent permitted under California law, its directors, and is permitted to indemnify officers, employees and other agents (including the Advisor, its Affiliates, and their respective directors, officers and employees) against all liabilities incurred on account of their serving in those capacities. This indemnification arrangement protects the Company's agents against liability for breach of duty to the Company and its Shareholders to the same extent that the directors' liability is eliminated with three exceptions:

              (i) any claim where an agent is found to be liable to the Company in the performance of his duty to the Company and the Shareholders, unless the court determines that the agent is fairly and reasonably entitled to indemnity for such expenses and then only to the extent that the court determines;

              (ii)  amounts paid in settling an action without court approval;
         or

              (iii) expenses incurred in defending an action which is settled without court approval.

         The indemnification and exculpatory arrangements described above will not deny or limit third party or derivative suits. To the extent an agent is entitled to indemnification, though, the financial burden of a suit by a third party would be borne by the Company. The Company could be precluded from benefiting from a recovery in a suit brought against a director by a Shareholder on the Company's behalf and, in the case of a suit brought by a Shareholder against an agent, the Company might be liable for the agent's expenses, even if the agent is found liable. The Company maintains directors' and officers' insurance, which might pay for some of these expenses. The Company has also entered into indemnification agreements with its directors and certain of its officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.         Exhibits and Financial Statement Schedules.

(a)      Exhibits:  See Exhibit Index contained herein.

(b)      Financial Statement Schedules

All financial statement schedules required are located in the footnotes to the Financial Information of the Company, FREIF or Advantage, respectively. All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable, and therefore have been omitted.

(c)  Information required by Item 4(b)

                (1)     Fairness Opinion
                        (Appendix B to the Joint Proxy Statement/Prospectus)


Item 22.         Undertakings.

                 (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                 (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                 (4) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                 (5)      The undersigned registrant hereby undertakes:

                          (i)     To file, during any period in which offers
or sales are being made, a post-effective amendment to this registration statement;

                                  (a)     To include any prospectus required
by Section 10(a)(3) of the Securities Act of 1933;

                                  (b)     To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                                  (c)     To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                        (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 5 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 14th day of March, 1996.


                                      FRANKLIN SELECT REAL
                                      ESTATE INCOME FUND


                                      By:            David P. Goss
                                         --------------------------------------
                                         David P. Goss, Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 5 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



    Signature                   Capacity                               Date
    ---------                   --------                               ----


    David P. Goss               Chief Executive Officer, President     March 14, 1996
    -----------------------     and Director (principal executive
    David P. Goss               officer)


    Mark A. TenBoer             Vice President - Finance and Chief     March 14, 1996
    -----------------------     Financial Officer (principal
    Mark A. TenBoer             financial officer and principal
                                accounting officer)


   *Lloyd D. Hanford, Jr.       Director                               March 14, 1996
    -----------------------
    Lloyd D. Hanford, Jr.


   *Lawrence C. Werner          Director                               March 14, 1996
    -----------------------
    Lawrence C. Werner


   *Egon H. Kraus               Director                               March 14, 1996
    -----------------------
    Egon H. Kraus


   *E. Samuel Wheeler           Director                               March 14, 1996
    -----------------------
    E. Samuel Wheeler


* Signed pursuant to power of attorney filed on November 13, 1995.

                                 EXHIBIT INDEX


2.1              Form of Agreement and Plan of Merger
                 (Appendix A to Joint Proxy Statement/Prospectus)

3.1 Articles of Incorporation, as amended. Filed with Registrant's Registration Statement No. 33-26562 and incorporated herein by reference.

3.2 Amended and Restated Bylaws. Filed with Registrant's Registration Statement No. 33-26562 and incorporated herein by reference.


5.1              Opinion Regarding Legality (including Consent of
                 Counsel)



8.1*             Opinion Regarding Tax Matters


10.1 Advisory Agreement. Filed with Registrant's Registration Statement No. 33-26562 and incorporated herein by reference.

10.2 First Amendment to Advisory Agreement. Filed with Registrant's Annual Report on 10-K for the year ended December 31, 1994 and incorporated herein by reference.

10.3 Property Management Agreement. Filed with Registrant's Annual Report on 10-K for the year ended December 31, 1994 and incorporated herein by reference.


10.4             Form of Indemnification Agreement.



10.5 Letter Agreement with Prudential Securities Incorporated dated October 12, 1995.


11.1             Statement regarding computation of earnings per share.  See
                 Note 3 to the Financial Statements of the Company.

13.1 Annual Report to Shareholders for the fiscal year ended December 31, 1994 (to be deemed filed only to the extent required by the instructions to exhibits for report on Form 10-K). Filed with Registrant's Annual Report on 10-K for the year ended December 31, 1994 and incorporated herein by reference.

24.1             Consent of Steinhart & Falconer (contained in Exhibit 5.1)


24.2             Consent of Coopers & Lybrand, LLP (Independent Public
                 Accountants).



24.3*            Consent of Bear, Stearns & Co., Inc.


25.1             Power of Attorney (contained on signature page)


99.1             Proxy Card for Registrant



99.2             Proxy Card for FREIF



99.3             Proxy Card for Advantage


*  Final document filed herewith.